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                                                                   November 1996
                                                                      Projection






                       INFORMATION PROVIDED TO BOB MARTIN
                           OF SMITH BARNEY ON 11/25/96
                          AND SUBSEQUENTLY ADJUSTED PER
                                CONFERENCE CALL *




Risk Management Adjustment to be applied to our July Five-Year Projections are as follows:

                                                       Updated Adjustments
                                     Original          Per Conference Call
                                     --------          -------------------

         1996 Projection             $  342M                    $   342M
                                     -------                    --------
         1997 Projection              6,000M                      2,512M
                                                                --------
         1998 Projection              6,500M                      6,000M
         1999 Projection              7,500M                      8,600M
         2000 Projection              8,000M                     11,000M
         2001 Projection              9,000M                     13,000M














*     Reproduction of hand-written note/telephone conversations.